Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 27, 2025, relating to the consolidated financial statements of Golden Heaven Group Holdings Ltd and subsidiaries (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended September 30, 2024, 2023 and 2022.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

Singapore

December 29, 2025